NEWS RELEASE
ELIZABETH CONWAY	SUE PERRAM
DIRECTOR	DIRECTOR
EXTERNAL COMMUNICATIONS	INVESTOR RELATIONS
502-774-7737	502-774-6862
ELIZABETH_CONWAY@B-F.COM	SUE_PERRAM@B-F.COM

FOR IMMEDIATE RELEASE

Brown-Forman to Purchase Diplomático Rum Brand
Global Super-Premium Rum Brand and Related Assets to Join Portfolio

October 6, 2022, LOUISVILLE, KY -- Brown‑Forman Corporation (NYSE:BFA,BFB) announced today it has reached an agreement to purchase the Diplomático Rum brand and related assets from Destillers United Group S.L. (Spain). Upon completion of the transaction, Brown‑Forman will add the Diplomático Rum family of brands to its portfolio and acquire a production facility located in Panama.

The Diplomático Rum family of brands is the No. 1 super- and ultra-premium rum and the No. 2 super-premium+ rum worldwide (IWSR, 2021). Super-premium+ rum has grown at an annual rate of 17% over the past five years, with rum accounting for approximately 8% of global spirits.

“Diplomático Rum will join our expanding portfolio, giving Brown‑Forman a market leading entry into the fast-growing super-premium rum category. This aged rum brand has distinctive packaging, strong brand positioning, and is a delicious tasting spirit,” said Lawson Whiting, President and CEO, Brown‑Forman Corporation. “As part of this acquisition, we will welcome more than 100 new employees to Brown‑Forman.”

Destillers United Group S.L. will continue to produce and age the unique, carefully-crafted, and complex Diplomático Rum in their original distillery at the foot of the Andes mountains.

“We are proud to have pioneered and been instrumental in developing the super-premium+ rum category around the world. Diplomático Rum is ready to accelerate its growth with Brown‑Forman, one of the world’s most well-known spirits and wines companies,” stated Destillers United Group S.L., current owner of the Diplomático Rum brand. “We share a similar familial culture and know the brand will continue building on our legacy. We look forward to working together to bring Diplomático Rum to consumers around the world.”

Diplomático Rum is sold in more than 100 countries. Top markets include France, Germany, and the United States.

Diplomático Rum consists of three ranges of complex rums. The Traditional Range includes Planas, Mantuano, Reserva Exclusiva, and Selección de Familia. The Prestige Range includes

Single Vintage and Diplomático Ambassador, both aged 12 years and finished in Spanish sherry casks. The Distillery Collection includes a range of three limited production bottlings that showcase the distillery's unique distillation methods.

The transaction, which is subject to customary closing conditions, is expected to close within 90 days.

About Diplomático Rum:

Diplomático is a super-premium rum from Venezuela. In 2018, Diplomático was awarded Wine Enthusiast's prestigious "Spirit Brand of the Year," the first-ever rum to win in this category. The Diplomático Rum distillery is located at the foot of the Andes Mountains and is family-owned. Diplomático Rum's distillery combines traditional methods with modern technology to produce the finest of rums. The production area boasts great conditions for sugar cane and rum production including fertile lands, abundant water, and a Caribbean climate.

www.ronDiplomático.com, @Diplomáticorum

About Brown‑Forman:

For more than 150 years, Brown‑Forman Corporation has enriched the experience of life by responsibly building fine quality beverage alcohol brands, including Jack Daniel's Tennessee Whiskey, Jack Daniel's Tennessee RTDs, Jack Daniel's Tennessee Honey, Jack Daniel's Tennessee Fire, Jack Daniel's Tennessee Apple, Gentleman Jack, Jack Daniel's Single Barrel, Woodford Reserve, Old Forester, Coopers’ Craft, The GlenDronach, Benriach, Glenglassaugh, Slane, Herradura, el Jimador, New Mix, Korbel, Sonoma‑Cutrer, Finlandia, Chambord, and Fords Gin. Brown‑Forman’s brands are supported by approximately 5,200 employees globally and sold in more than 170 countries worldwide. For more information about the company, please visit Brown‑Forman.com. Follow us on Twitter, Instagram, and LinkedIn.

About Destillers United Group S.L.:

For more than 20 years, Destillers United Group (DUG) has produced Diplomático Rum with passion using their expertise in combining modern and traditional distillation methods to produce exceptional rums for demanding palates. DUG's identity is forged through a commitment to quality, making rums and other beverage alcohol brands, including Canaima Gin, CocuySoroche, Cinco Estrellas, Rumba Ron; as well other rum liquors, whiskies, whiskies liquors, Brandy, Vodkas, Vodka Liquors, Anis, Wellington Gin, Bitters, Mixers, and Aperitives. DUG brands are supported by approximately 600 employees globally and are sold in more than 100 countries worldwide.

Media Contacts:

Brown‑Forman: Elizabeth Conway, elizabeth_conway@b-f.com
Diplomático Rum: diplomatico@komunikalatam.com

Diplomático Rum: amunoz@kreab.com

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Important Information on Forward-Looking Statements:

In these notes, “we,” “us,” “our,” and the “Company” refer to Brown‑Forman Corporation and its consolidated subsidiaries, collectively. This report contains statements, estimates, and projections that are “forward-looking statements” as defined under U.S. federal securities laws. Words such as “aim,” “anticipate,” “aspire,” “believe,” “can,” “continue,” “could,” “envision,” “estimate,” “expect,” “expectation,” “intend,” “may,” “might,” “plan,” “potential,” “project,” “pursue,” “see,” “seek,” “should,” “will,” “would,” and similar words indicate forward-looking statements, which speak only as of the date we make them. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. By their nature, forward-looking statements involve risks, uncertainties, and other factors (many beyond our control) that could cause our actual results to differ materially from our historical experience or from our current expectations or projections.

These risks and uncertainties include, but are not limited to:
•Failure to obtain required regulatory approvals related to the Transaction in a timely manner or otherwise
•Failure to satisfy any closing condition to the proposed acquisition of the Diplomático Business
•Risks associated with tax liabilities or changes in U.S. federal or foreign tax laws or interpretation to which the proposed acquisition of the Diplomático Business or the parties thereto are subject
•Failure to successfully integrate the Diplomático Business
•Failure to realize anticipated benefits of any combined operations
•Unanticipated costs of acquiring or integrating the Diplomático Business
•Potential impact of announcement or consummation of the proposed acquisition of the Diplomático Business on relationships with third parties, including employees, customers, suppliers, partners and competitors
•The outcome of any legal proceedings that may be instituted against us following the announcement of the Transaction
•The occurrence of any event, change or other circumstance that could give rise to the termination of the Purchase Agreement or that could otherwise cause the transactions contemplated therein to fail to close
•Our substantial dependence upon the continued growth of the Jack Daniel’s family of brands
•Substantial competition from new entrants, consolidations by competitors and retailers, and other competitive activities, such as pricing actions (including price reductions, promotions, discounting, couponing, or free goods), marketing, category expansion, product introductions, or entry or expansion in our geographic markets or distribution networks

•Route-to-consumer changes that affect the timing of our sales, temporarily disrupt the marketing or sale of our products, or result in higher fixed costs
•Disruption of our distribution network or inventory fluctuations in our products by distributors, wholesalers, or retailers
•Changes in consumer preferences, consumption, or purchase patterns – particularly away from larger producers in favor of small distilleries or local producers, or away from brown spirits, our premium products, or spirits generally, and our ability to anticipate or react to them; further legalization of marijuana; shifts in consumer purchase practices; bar, restaurant, travel, or other on-premise declines; shifts in demographic or health and wellness trends; or unfavorable consumer reaction to new products, line extensions, package changes, product reformulations, or other product innovation
•Production facility, aging warehouse, or supply chain disruption
•Imprecision in supply/demand forecasting
•Higher costs, lower quality, or unavailability of energy, water, raw materials, product ingredients, or labor
•Impact of health epidemics and pandemics, including the COVID-19 pandemic, and the risk of the resulting negative economic impacts and related governmental actions
•Unfavorable global or regional economic conditions, particularly related to the COVID-19 pandemic, and related economic slowdowns or recessions, low consumer confidence, high unemployment, weak credit or capital markets, budget deficits, burdensome government debt, austerity measures, higher interest rates, higher taxes, political instability, higher inflation, deflation, lower returns on pension assets, or lower discount rates for pension obligations
•Product recalls or other product liability claims, product tampering, contamination, or quality issues
•Negative publicity related to our company, products, brands, marketing, executive leadership, employees, Board of Directors, family stockholders, operations, business performance, or prospects
•Failure to attract or retain key executive or employee talent
•Risks associated with acquisitions, dispositions, business partnerships, or investments – such as acquisition integration, termination difficulties or costs, or impairment in recorded value
•Risks associated with being a U.S.-based company with a global business, including commercial, political, and financial risks; local labor policies and conditions; protectionist trade policies, or economic or trade sanctions, including additional retaliatory tariffs on American whiskeys and the effectiveness of our actions to mitigate the negative impact on our margins, sales, and distributors; compliance with local trade practices and other regulations; terrorism; and health pandemics
•Failure to comply with anti-corruption laws, trade sanctions and restrictions, or similar laws or regulations
•Fluctuations in foreign currency exchange rates, particularly a stronger U.S. dollar
•Changes in laws, regulatory measures, or governmental policies – especially those that affect the production, importation, marketing, labeling, pricing, distribution, sale, or consumption of our beverage alcohol products

•Tax rate changes (including excise, corporate, sales or value-added taxes, property taxes, payroll taxes, import and export duties, and tariffs) or changes in related reserves, changes in tax rules or accounting standards, and the unpredictability and suddenness with which they can occur
•Decline in the social acceptability of beverage alcohol in significant markets
•Significant additional labeling or warning requirements or limitations on availability of our beverage alcohol products
•Counterfeiting and inadequate protection of our intellectual property rights
•Significant legal disputes and proceedings, or government investigations
•Cyber breach or failure or corruption of our key information technology systems or those of our suppliers, customers, or direct and indirect business partners, or failure to comply with personal data protection laws
•Our status as a family “controlled company” under New York Stock Exchange rules, and our dual-class share structure

For further information on these and other risks, please see the risks and uncertainties described in Part I, Item 1A. Risk Factors of our fiscal 2022 Form 10-K and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC).